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                                                                  Exhibit (j)(3)

                         Independent Auditors' Consent
                         -----------------------------


To the Trustees
Provident Institutional Funds, Inc.:


We consent to the use of our report dated January 8, 1999 on the MuniFund and MuniCash Institutional and Dollar Share portfolios incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information in the Registration Statement.


/s/ KPMG LLP
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KPMG LLP

Philadelphia, Pennsylvania
February 28, 2000